Exhibit 10.47
AMENDMENT TO
THE TRICO MARINE SERVICES, INC.
ANNUAL INCENTIVE PLAN
     WHEREAS, Trico Marine Services, Inc., a Delaware corporation (the “Company”), has heretofore adopted the Trico Marine Services, Inc. Annual Incentive Plan (the “Plan”) for the benefit of its eligible employees;
     WHEREAS, the Board of Directors of the Company has the authority to amend the Plan at any time pursuant to Section VIII(a) of the Plan; and
     WHEREAS, the Company desires to amend the Plan in certain respects;
     NOW, THEREFORE, the Plan shall be amended as follows, effective as of December 9, 2008:
     1. Section (e) of Article V of the Plan shall be deleted and replaced in its entirety by the following:
“(e) Distributions. To the extent it has been earned, an Award shall be distributed in cash, and shall be paid in lump sum to the employee as soon as practicable following approval by the Board of Directors of the Company’s Plan Year financial statements, but not later than the 15th day of the third month following the end of the Performance Period. The payment of such Award shall not be assigned, transferred, mortgaged or otherwise disposed of prior to actual receipt, and any such attempt shall be null and void.”
2. As amended hereby, the Plan is specifically ratified and reaffirmed.
     IN WITNESS WHEREOF, the undersigned has caused these presents to be executed this                      day of                     , 2008.

TRICO MARINE SERVICES, INC.

By:

Name:

Title: